                                   EXHIBIT 11

                       Computation of Earnings Per Share

EXHIBIT 11.  COMPUTATION OF EARNINGS PER SHARE
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Computation of Income per Common and Common Equivalent Shares:
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
                                                                     Year Ended June 30,
                                                        ------------------------------------------
                                                             1997           1996           1995
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
Income before extraordinary items                       $ 44,677,352   $ 55,306,421   $ 31,180,779
Extraordinary items, net of tax benefit                     (583,312)            -              -
                                                        ------------   ------------   ------------

Net Income                                              $ 44,094,040   $ 55,306,241   $ 31,180,779
                                                        ============   ============   ============
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PRIMARY:
--------
Weighted average common shares outstanding                21,583,083     21,939,148     21,282,715
Add shares applicable to stock options using
  average market price                                       321,877        331,566        337,685
                                                        ------------   ------------   ------------
Total average common and common equivalent
  shares outstanding                                      21,904,960     22,270,714     21,620,400
                                                        ============   ============   ============

Income before extraordinary items                       $       2.04   $       2.48   $       1.44
Extraordinary items, net of tax benefit                        (0.03)            -              -
                                                        ------------   ------------   ------------

Net income per common and common equivalent share       $       2.01   $       2.48   $       1.44
                                                        =============  ============   ============
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FULLY DILUTED (1):
------------------
Weighted average common shares outstanding                21,583,083     21,939,148     21,282,715
Add shares applicable to stock options using the
  period-end market price if higher than average
  market price and other dilutive factors                    338,231        339,320        342,264
                                                        ------------   ------------   ------------
Total average common and common equivalent
  shares outstanding assuming full dilution               21,921,314     22,278,468     21,624,979
                                                        ============   ============   ============

Income before extraordinary items                       $       2.04   $       2.48   $       1.44
Extraordinary items, net of tax benefit                        (0.03)            -              -
                                                        ------------   ------------   ------------

Net income per common share assuming full dilution      $       2.01   $       2.48   $       1.44
                                                        ============   ============   ============

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ALL PER SHARE DATA RESTATED TO REFLECT THE THREE-FOR-TWO STOCK SPLIT EFFECTIVE
JANUARY 14, 1997.

(1) This calculation is submitted in accordance with Regulation S-K under Item 602 (b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3.0%.
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